Exhibit 99.1

For Immediate Release:  March 17, 2009

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces Record 2008 Sales, Hires Advisor

To Review Strategic Financial Opportunities, and Commences

Discussions with Its Senior Lenders

Memphis, Tennessee… March 17, 2009… Today, True Temper Sports, Inc. (“True Temper” or the “Company”), the leading manufacturer of golf shafts and performance sports equipment, released preliminary sales results for 2008.  Revenue for the Company will exceed $123 million, eclipsing the previous record of $117 million; while profitability for calendar 2008 improved significantly and finished in line with Company expectations.

In addition, the Company also announced it has retained the services of investment banking firm Lazard Middle Market to explore alternatives to enhance the Company’s capital structure and value for the future.  In the current challenging business environment, it is important to focus on the opportunity for an improved balance sheet for the Company going forward.  In conjunction with this action, the Company did not make the recently scheduled March payments on its revolving bank credit facility and subordinated notes, resulting in non-compliance on its various debt agreements.  In order to resolve this compliance issue, True Temper management and its advisors remain engaged in ongoing discussions with its lenders to develop an appropriate plan and capital structure for the future.

Commenting on the move, Scott Hennessy, President and CEO noted, “As we endeavor to restructure our overall debt profile, we maintain our commitment and focus on being a world leader in high performance sporting goods equipment.   Delivering innovative products and services to our growing global customer base remains the focal point of our ongoing operational strategy.  In launching this capital structure review, the Company is supported by a strong cash position on its balance sheet, and True Temper customers, suppliers and employees should not be directly impacted, and will ultimately benefit from a much stronger worldwide enterprise.”

About the Company

True Temper is the leading manufacturer of golf shafts in the world, and is consistently the number one shaft on all professional tours globally. The Company markets a complete line of shafts under the True Temper®, Grafalloy® and Project X® shaft brands, and sells these brands in more than 30 countries throughout the world. True Temper is proudly represented by more than 800 individuals in ten facilities located in the United States, Europe, Japan, China and Australia.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission, and recently in item 1A, Risk Factors, in our 2007 Annual Report on Form 10-K, and in Part II, Item 1A of its Quarterly Report on Form 10-Q for the quarter ended September 28, 2008.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.